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EXHIBIT 21.1


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                                                              State or Country
Significant Subsidiaries of the Registrant                    of Formation
------------------------------------------                    ------------
Teligent Services, Inc.                                         Delaware
Teligent Telecommunications, L.L.C.                             Delaware
Teligent Communications, L.L.C.                                 Delaware
Teligent of Virginia, Inc.                                      Virginia
Teligent License Company I, L.L.C.                              Delaware
Teligent License Company II, L.L.C.                             Delaware
FirstMark Communications, Inc.                                  Delaware
Association Communications, Inc.                               Washington
Easton Telecom Services, Inc.                                     Ohio
Backlink, L.L.C.                                                Delaware
Jtel, L.L.C.                                                    Delaware
KatLink, L.L.C.                                                 Delaware
Executive Conference, Inc.                                     New Jersey
American Long Lines, Inc.                                     Pennsylvania
InfiNet Telecommunications, Inc.                                  Ohio
Telecommunications Concepts, Inc.                               Virginia
Teligent International, Ltd.                                    Bermuda
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